CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 3) to be filed by Headliners Entertainment Group, Inc. of our report dated October 28, 2004 relating to the financial statements of 1133 Sycamore Street, LLC, our report dated October 28, 2004 relating to the financial statements of 4115 Mill Street, LLC, our report dated October 28, 2004 relating to the financial statements of 296 N. Stone, LLC, our report dated January 20, 2005 relating to the financial statements of JP 4th Street Line, LLC, our report dated January 20, 2005 relating to the financial statements of 6107 Ridgewood Road, LLC, and our report dated January 20, 2005 relating to the financial statements of 1299 Farnam, LLC and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                 /s/ Couchot, Hogenkamp & Associates, Inc.
                                 -----------------------------------------
                                 Couchot, Hogenkamp & Associates, Inc.

Centerville, Ohio
January 26, 2005